UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2023

Blue Water Vaccines Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Kimberly Murphy

Effective as of January 13, 2023, Kimberly Murphy resigned as a member of the Board of Directors (the “Board”) of Blue Water Vaccines Inc. (the “Company”), as well as from her positions as chair of the of the Nominating and Corporate Governance Committee of the Board and as member each of the Compensation Committee and Audit Committee of the Board. Ms. Murphy’s departure was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Tim Ramdeen

Effective as of January 13, 2023, the Board appointed Tim Ramdeen to replace Ms. Murphy and serve as a member of the Board, chair of the Nominating and Corporate Governance Committee of the Board and a member each of the Compensation Committee and Audit Committee of the Board.

Timothy R. Ramdeen has nearly a decade of experience in private equity and hedge fund investing, capital markets, and company formation. Since June 2022, Mr. Ramdeen has been founder and managing partner of Dharma Capital Advisors, an investment and advisory firm focused on early-stage private and public companies. From March 2021 to March 2022, Mr. Ramdeen was co-founder, chief investment officer, and portfolio manager at Sixth Borough Capital Management, a multi-stage, event-driven hedge fund focused on both private and public equities. Since 2022, Mr. Ramdeen has been the co-founder of Amplexd Therapeutics, which is a women’s health/biotechnology company focused on providing low-cost, effective, safe and accessible treatments for early cervical and HPV-related cancers worldwide. Mr. Ramdeen also serves as a corporate advisor/board member to multiple early-stage companies and investment funds. Previously, Mr. Ramdeen was the fifth hire at Altium Capital Management (“Altium”), a healthcare-focused investment firm, where from July 2019 to March 2021 he served as the sole investment analyst on the private capital markets/special situations desk (privately-negotiated financings, direct investments, event-driven long/short, and private to public investments in micro and small-cap companies). During his tenure at Altium, Mr. Ramdeen was instrumental in co-creating the firm’s SPAC and reverse merger investment efforts and establishing extensive relationships with sell-side constituents, buy-side counterparts, and hundreds of private and publicly traded companies across biotechnology, therapeutics, healthcare services, medical devices and medtech. Mr. Ramdeen received his B.S. in Biology from Temple University, where he conducted scientific research across neurology, oncology, and developmental biology. In addition, Mr. Ramdeen earned his MBA in Finance from NYU Stern School of Business.

In connection with his appointment, Mr. Ramdeen will receive customary equity grants and cash compensation as more fully described under the section entitled “Director Compensation” in the Company’s Proxy Statement for its 2022 annual meeting of stockholders filed with the SEC on July 18, 2022 pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended.

No family relationships exist between Mr. Ramdeen and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Ramdeen has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On January 17, 2023, the Company issued a press release announcing the appointment of Mr. Ramdeen to the Board.

The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference in this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated January 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Vaccines Inc.

Date: January 17, 2023	/s/ Joseph Hernandez
Joseph Hernandez Chief Executive Officer

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